Exhibit (d)(2)

STRICTLY CONFIDENTIAL

EXECUTION VERSION

APOLLO INVESTMENT FUND IX, L.P.

APOLLO OVERSEAS PARTNERS (DELAWARE) IX, L.P.

APOLLO OVERSEAS PARTNERS (DELAWARE 892) IX, L.P.

APOLLO OVERSEAS PARTNERS IX, L.P.

APOLLO OVERSEAS PARTNERS (LUX) IX, SCSp

APOLLO U.S. REAL ESTATE FUND III, L.P.

APOLLO U.S. REAL ESTATE PARTNERS III (OFFSHORE), L.P.

APOLLO U.S. REAL ESTATE PARTNERS III (TE), L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

July 23, 2021

Newport Holdings, LLC

c/o Apollo Management IX, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Ladies and Gentlemen:

1.

Reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified, the “Merger Agreement”), by and among Newport Holdings, LLC, a Delaware limited liability company (“Parent”), Newport Merger Sub, Inc., Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and The New Home Company Inc., a Delaware corporation (the “Company”). Except as otherwise specified herein, each capitalized term used in this letter agreement and not defined herein shall have the meaning ascribed to such term in the Merger Agreement.

2.

On the terms and subject to the conditions of this letter agreement and of the Merger Agreement, each entity listed on Exhibit A attached hereto (each, an “Equity Investor” and together, the “Equity Investors”) hereby severally, and not jointly, commits to purchase, or will cause one or more of its Affiliates to purchase, directly or indirectly, its pro rata percentage (as set forth on Exhibit A) of the equity interests of Parent (or one or more of its Affiliates who are assigned Parent’s rights, interests and obligations under the Merger Agreement), immediately prior to the time Parent, Merger Sub and the Company become obligated unconditionally under the Merger Agreement to effect the consummation of the Offer and the Closing, as applicable, for the purpose of enabling (a) Parent to cause Merger Sub to accept for payment all Company Shares tendered pursuant to the Offer at the Acceptance Time and to pay for any and all such Company Shares as required under Section 1.1(e) of the Merger Agreement (the “Offer Amount”) and (b) Parent to make the payments due under Section 3.2(a) of the Merger Agreement (the “Merger Amount”) for an aggregate amount equal to the percentage of the Commitment set forth opposite such Equity Investor’s name on Exhibit A hereto (such amount with respect to each Equity Investor is such Equity Investor’s “Maximum Investor Commitment”); provided, that no Equity Investor shall, under any circumstances, be obligated to directly or indirectly purchase equity interests or otherwise provide any funds to Parent in an amount exceeding the amount of such Equity Investor’s Maximum Investor Commitment, and the Equity Investors, collectively, shall not, under any circumstances, be obligated to directly or indirectly purchase equity interests or otherwise provide any funds to Parent in an amount exceeding the Commitment. As used in this letter agreement, the term “Commitment” means an amount equal to $190,000,000 or such lesser amount that suffices to fully fund the Offer Amount and the Merger Amount pursuant to, and in accordance with, the Merger Agreement. Consummation of the equity investment is subject in all respects to the terms and conditions of this letter agreement and to (i) with respect to the Offer Amount, (A) the execution and delivery of the Merger Agreement by the Company, (B) the satisfaction in full or valid waiver of all conditions to the Offer set forth in Annex A of the Merger Agreement (the “Offer Conditions”) (other than those Offer Conditions that by their nature are to be satisfied at the Closing, but subject to the concurrent satisfaction or waiver of such Offer Conditions at the Closing), (C) the substantially concurrent acceptance for payment by Merger Sub of all Common Shares validly tendered and not withdrawn pursuant to the Offer and (D) (1) the prior or simultaneous closing of the Debt Financing (other than with respect to any revolving credit facility thereunder) and the concurrent receipt by Parent and Merger Sub of the net cash proceeds thereof on the terms and subject to the conditions of each of the Debt Commitment Letters or (2) the occurrence of the Consent Solicitation Triggering Event, and (ii) with respect to the Merger Amount, (A) the execution and delivery of the Merger Agreement by the Company, (B) the satisfaction or waiver of all of the conditions precedent to Parent’s and Merger Sub’s obligations set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than those conditions precedent that by their nature are to be satisfied at the Closing, but subject to the concurrent satisfaction or valid waiver of such conditions precedent at the Closing), (C) the substantially concurrent consummation of the Merger on the terms and subject to the conditions of the Merger Agreement and (D) (1) the prior or simultaneous closing of the Debt Financing and the concurrent receipt by Parent and Merger Sub of the net cash proceeds thereof on the terms and subject to the conditions of each of the Debt Commitment Letters, or (2) the occurrence of the Consent Solicitation Triggering Event. The Commitment shall be used solely as will be required, and solely to the extent necessary, to fund the Offer Amount and/or the Merger Amount, solely to the extent and when required to be paid by Parent or Merger Sub on the terms and subject to the conditions set forth herein and in the Merger Agreement and not for any other purpose whatsoever.

3.

Notwithstanding anything in this letter agreement to the contrary, in no event will any Equity Investor (together with its assigns) be under any obligation under any circumstances to provide an aggregate amount of funds of more than its Maximum Investor Commitment to Parent or any other Person (and in no event will the Equity Investors (together with their respective assigns), in the aggregate, be under any obligation under any circumstances to provide an aggregate amount of funds of more than the amount of the Commitment to Parent or any other Person). The Equity Investors hereby represent and warrant to Parent that, as of the date hereof, the Equity Investors collectively have, and at the Closing will have, sufficient cash, available lines of credit, capital commitments or other sources of available funds to fulfill the Commitment in accordance with the terms and subject to the conditions set forth herein. Each Equity Investor hereby represents, warrants and covenants to Parent that: (a) the execution, delivery and performance of this letter agreement by it has been duly and validly authorized and approved by all necessary limited partnership action and (b) this letter agreement has been duly and validly executed and delivered by it and constitutes a legal, valid and binding agreement of it enforceable by Parent against it in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws relating to or affecting creditors’ rights generally, or, as to enforceability, by general principles of equity).

4.

This letter agreement is being provided to Parent solely in connection with the Merger Agreement and the transactions contemplated thereby, including the Offer. Each party hereto (and any other Person who shall receive a copy hereof as permitted pursuant hereto) shall keep strictly confidential this letter agreement and all information obtained by it with respect to the other parties hereto in connection with this letter agreement, and will use such information solely in connection with the transactions contemplated hereby. Notwithstanding the foregoing, any party hereto and its Representatives (as defined below) may disclose this letter agreement and its terms and conditions (i) to any of such party’s Affiliates and its and their respective Affiliates’ controlling Persons, general or limited partners, officers, directors, employees, investment professionals, managers, equity holders, stockholders, members, agents, assignees, financing sources or other representatives of any of the foregoing (all of the foregoing, collectively,

“Representatives”) or (ii) if required by applicable Law or by any Order or by a recognized stock exchange, governmental department or agency or other Governmental Entity or in connection with any SEC filings relating to the transactions contemplated by the Merger Agreement. Except as set forth herein, this letter agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Equity Investors.

5.

Notwithstanding anything that may be expressed or implied in this letter agreement, the Limited Guarantee (as defined below), the Debt Commitment Letters, the Merger Agreement or any other document or instrument delivered in connection herewith or therewith, Parent, by its acceptance of the benefits hereof, and the Company, in its capacity as a third party beneficiary solely as and to the extent specified in, and on the terms and subject to the conditions of Section 6 hereof, each unconditionally and irrevocably covenants, agrees and acknowledges that no Person other than the Equity Investors shall have any obligation or liability hereunder (subject to the terms and conditions set forth herein), and that notwithstanding that each Equity Investor is a partnership, limited partnership or limited liability company (i) no right or remedy, recourse or recovery (whether at Law or equity or in tort, contract or otherwise) hereunder, under the Merger Agreement, the Limited Guarantee, the Debt Commitment Letters or under any documents or instruments delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (or the termination or abandonment thereof) or otherwise, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, shall be had against any former, current or future direct or indirect equity holder, controlling Person, general or limited partner, officer, director, employee, investment professional, manager, stockholder, member, agent, Affiliate, assignee, financing source or Representative of any of the foregoing or any of their respective successors or assigns (other than Parent or Merger Sub under the Merger Agreement and subject to the terms and conditions set forth therein) (any such Person, a “Related Party”) of any Equity Investor or any Related Party of any Related Party (including, without limitation, any liabilities or obligations arising under, or in connection with, this letter agreement, the Limited Guarantee, the Debt Commitment Letters, the Merger Agreement or any other document or instrument delivered in connection herewith or therewith or the transactions contemplated hereby or thereby (or the termination or abandonment thereof) or otherwise, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, or in respect of any claim (whether at Law or equity or in tort, contract or otherwise), including in the event Parent or Merger Sub breaches (whether willfully, intentionally, unintentionally or otherwise) its obligations under this letter agreement, the Merger Agreement, the Limited Guarantee, the Debt Commitment Letters or any other document or instrument delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (or the termination or abandonment thereof), whether or not any such breach is caused by any Equity Investor’s breach (whether willfully, intentionally, unintentionally or otherwise) of its obligations under this letter agreement), whether, in each case, by or through piercing of the corporate, limited liability company or limited partnership veil or similar action, by or through a claim by or on behalf of any Equity Investor against any Related Party of an Equity Investor or any Related Party of such Related Party, whether by the enforcement of any judgment or assessment or by any legal or equitable proceedings, or by virtue of any statute, regulation or other applicable Law or otherwise, (ii) it is expressly agreed and acknowledged that no personal liability or obligation whatsoever shall attach to, be imposed on, or otherwise be incurred by any Related Party of any Equity Investor or any Related Party of such Related Party for any liabilities or obligations of the Equity Investors under this letter agreement, the Limited Guarantee, the Merger Agreement, the Debt Commitment Letters or any documents or instruments delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (or the termination or abandonment thereof) or otherwise, in respect of any oral representation made or alleged to have been made in connection herewith or therewith or for any claim (whether at Law or equity or in tort, contract or otherwise) based on, in respect of, in connection with, or by reason of such obligations or their creation, and each party hereto hereby irrevocably and unconditionally waives and irrevocably and unconditionally releases all claims (whether arising under equity, contract, tort or otherwise) against such Persons for any such liability or obligation and (iii) none of Parent, Merger Sub or any of their respective Representatives, on the one hand, or the Company or any of its Affiliates or its or their respective

Representatives, on the other hand, shall have any right of remedy, recourse or recovery (whether at Law or equity or in tort, contract or otherwise) against the Equity Investors or otherwise, whether by piercing of the corporate, limited liability company or limited partnership veil or similar action, by a claim (whether at Law or equity or in tort, contract or otherwise), whether by the enforcement of any judgment or assessment or by any legal or equitable proceedings, or by virtue of any applicable Law or otherwise, against the Equity Investors or otherwise, except for (x) Parent’s right to receive the Commitment, as applicable and without duplication, solely to the extent provided in this letter agreement and on the terms and subject to the conditions hereof, (y) the Company’s right to receive the Guaranteed Obligation (as defined in the Limited Guarantee), solely to the extent provided in the Limited Guarantee and subject to the terms and conditions set forth therein and (z) the Company’s right to enforce this letter agreement as a third party beneficiary in respect of the Commitment solely as and to the extent specified in, and on the terms and subject to the conditions of, Section 6 hereof.

6.

The parties hereto hereby agree that their respective agreements and obligations set forth herein are solely for the benefit of each other party hereto and its respective successors and permitted assigns, in accordance with and subject to the terms of this letter agreement, and that this letter agreement is not intended to, and does not, confer upon any Person (including, without limitation, the Company or its Affiliates and the Debt Financing Sources and all of the respective Representatives of any of the foregoing) other than the parties hereto and their respective successors and permitted assigns any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the obligations set forth herein; provided, that the Company may rely upon this letter agreement as an express third party beneficiary solely in the event that the Company is awarded in accordance with, and subject to the terms and conditions of, Section 9.16(b) of the Merger Agreement, specific performance of Parent’s obligation to cause the Equity Financing to be funded in accordance with the terms and conditions of this letter agreement; provided, further, that each Related Party of any Equity Investor and any Related Party of such Related Party may rely upon Section 5 of this letter agreement as a third party beneficiary. Subject to the foregoing sentence, this letter agreement may only be enforced by Parent at the direction of Apollo Management IX, L.P. (the “Sponsor”) in its sole discretion, and Parent shall have no right to enforce or seek to enforce this letter agreement unless directed to do so by the Sponsor in its sole discretion.

7.

Each Equity Investor hereby waives (a) any defense to specific performance that a remedy at law would be adequate or that, absent specific performance, no irreparable harm would be suffered and (b) any requirement under applicable Law to post a bond or other security as a prerequisite to obtaining equitable relief.

8.

Parent’s creditors shall have no right to enforce this or seek to enforce this letter agreement or to cause Parent to enforce this letter agreement. In no event may the Company, its Affiliates or any of its or their respective Representatives or any other Person (other than Parent at the direction of the Sponsor in its sole discretion) enforce any aspect of this letter agreement (including with respect to the Commitment) if the Guaranteed Obligation has been paid to the Company under the Limited Guarantee; provided, that any such payments to the Guaranteed Party (as defined in the Limited Guarantee) have not been rescinded or otherwise returned for any reason whatsoever. This letter agreement may not be amended, restated, supplemented or otherwise modified, and no provision hereof waived or modified, except by an instrument in writing signed by Parent and each of the Equity Investors; provided, that this letter agreement may not be amended in a manner that would affect the Company’s third party beneficiary rights hereunder without the prior written consent of the Company; provided, further, that notwithstanding the immediately preceding proviso and for the avoidance of doubt, the Company’s prior written consent shall not be required with respect to any ministerial amendment, supplement or modification to this letter agreement, or any written waiver of any provision hereof, that does not adversely affect in any manner any of the rights of the Company hereunder.

9.

This letter agreement and each Equity Investor’s obligation to fund all or any portion of the Commitment will automatically terminate and cease to be of any further force or effect without the need for any further action by any Person (at which time the obligations of each Equity Investor hereunder shall be immediately discharged in full) upon the earliest of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Closing, (iii) the payment by the Equity Investors of their Guaranteed Obligation pursuant to the Limited Guarantee and (iv) the assertion, directly or indirectly, by the Company or any of its Affiliates, or any of its or their respective Representatives, or any other Person, directly or indirectly, claiming by, through or for the benefit of any of the foregoing, of any claim (whether at Law or equity or in tort, contract or otherwise) against any Equity Investor or any Related Party of an Equity Investor or any Related Party of a Related Party in connection with this letter agreement, the Merger Agreement, the Debt Commitment Letters, the Limited Guarantee or any other document or instrument delivered in connection herewith or therewith or any of the transactions contemplated hereby or thereby (including the termination or abandonment thereof) or otherwise (including in respect of any oral representations made or alleged to be made in connection therewith or herewith) except, solely with respect to clause (iv), for (A) claims by the Company against the Equity Investors in respect of the Guaranteed Obligation solely as and to the extent specified in, and on the terms and subject to the conditions of, the Limited Guarantee and (B) claims by the Company to enforce as a third party beneficiary to this letter agreement solely in the event that the Company is awarded specific performance (solely as an to the extent specified in, and on the terms and subject to the conditions of, Section 6 hereof), solely to the extent permitted under, and on the terms and subject to the conditions of, Section 9.16 of the Merger Agreement. For the avoidance of doubt, the termination of the obligations of the Equity Investors to fund the Commitment shall not, in and of itself, relieve any Person of any liability under the Limited Guarantee. Immediately upon termination of this letter agreement and without the need for any further action by any Person, no Equity Investor or any Related Party of an Equity Investor or any Related Party of a Related Party shall have any further obligation or liability hereunder.

10.

Concurrently with the execution and delivery of this letter agreement, the Equity Investors are executing and delivering to the Company a Limited Guarantee, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified, the “Limited Guarantee”). Notwithstanding anything to the contrary in this letter agreement, the Merger Agreement, the Debt Commitment Letter or the Limited Guarantee or any other document or instrument delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (or the termination or abandonment thereof) or otherwise, the Company’s remedies against the Equity Investors under the Limited Guarantee (subject to the terms and conditions set forth therein) shall, and are intended to, be the sole and exclusive direct or indirect remedies available to the Company and its Affiliates or their respective Representatives, and any other Person, directly or indirectly, claiming by, through or for the benefit of any of the foregoing, against the Equity Investors or any Related Party of the Equity Investors or any Related Party of a Related Party for any liability, obligation, loss, damage or recovery of any kind whatsoever (including any multiple, consequential, indirect, special, statutory, exemplary or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses, whether at Law, in equity, in contract, in tort or otherwise) arising under or in connection with any breach of this letter agreement, the Merger Agreement, the Limited Guarantee, the Debt Commitment Letters, or any documents or instruments delivered in connection herewith or therewith or the transactions contemplated hereby or thereby (including the termination or abandonment thereof) or otherwise (in each case, whether willfully, intentionally, unintentionally or otherwise) or the failure of the Closing to be consummated for any reason or otherwise in connection with the transactions contemplated hereby and thereby or otherwise or in respect of any oral representations made or alleged to have been made in connection herewith or therewith (whether or not Parent’s or Merger Sub’s breach is willful, intentional, unintentional or otherwise, or whether or not caused by the breach (whether willful, intentional, unintentional or otherwise) of an Equity Investor of its obligations under this letter agreement); provided, that if (i) the Commitment is made hereunder and the Closing occurs, neither the Company nor any of its Affiliates or any of its or their respective Representatives, nor any other Person, directly or indirectly, claiming by, through or for the benefit of any of the foregoing, may recover any amount whatsoever under the Limited Guarantee and (ii) the Guaranteed Obligations are satisfied; provided, that the payments to the Guaranteed Party (as defined in the Limited Guarantee) with respect to such Guaranteed Obligations have not been rescinded or otherwise returned for any reason whatsoever, neither the Company nor any of its Affiliates or any of its or their respective

Representatives, nor any other Person, directly or indirectly, claiming by, through or for the benefit of any of the foregoing, may cause the Commitment to be funded. Notwithstanding anything that may be expressed or implied in this letter agreement, the Merger Agreement, the Debt Commitment Letters, the Limited Guarantee or any other document or instrument delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (including the termination or abandonment thereof) or otherwise, for the avoidance of doubt, in no event shall any Equity Investor have any obligation to make any payment or contribution hereunder at any time if the Closing does not occur.

11.

Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless each of the Equity Investors and their respective Affiliates from and against any and all out-of-pocket losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Equity Investors’ or their Affiliates’ direct or indirect ownership of equity of Parent or its successors; provided, that no Equity Investor or any Affiliate thereof shall be entitled to any indemnification pursuant to this letter agreement with respect to any investment losses or other liabilities that may be incurred by such Equity Investor or its Affiliates solely in their capacity as an investor (directly or indirectly) in Parent and its Affiliates. Notwithstanding anything to the contrary in this letter agreement, the Merger Agreement, the Debt Commitment Letters, the Limited Guarantee or any other or any document or instrument delivered in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (including the termination or abandonment thereof), this Section 11 shall survive the Closing indefinitely and shall be binding, jointly and severally, on all successors, assigns, heirs or representatives of Parent, Merger Sub and their respective Affiliates.

12.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING TO THE FINANCING OR THE FINANCING LETTERS OR THE PERFORMANCE OF SERVICES THEREUNDER OR RELATED THERETO).

13.

This letter agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this letter agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably agrees that any Proceeding with respect to this letter agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this letter agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely in the case that the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”). Each of the parties hereto hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it will not bring any Proceeding relating to this letter agreement or any of the transactions contemplated by this letter agreement in any court other than the Chosen Courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Proceeding with respect to this letter agreement, (A) any claim that it is not personally subject to the jurisdiction of the Chosen Courts, (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by applicable Law, any claim that (1) the Proceeding in such court is brought in an inconvenient forum, (2) the venue of such Proceeding is improper or (3) this letter agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 9.14 of the Merger

Agreement; provided, that (i) nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law and (ii) each such party’s consent to jurisdiction and service contained in this Section 13 is solely for the purpose referred to in this Section 13 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

14.

This letter agreement may be executed (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different parties to this letter agreement in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties to this letter agreement and delivered (including by facsimile transmission, “.pdf” or other electronic transmission) to the other parties to this letter agreement.

15.	No assignment under this letter agreement will relieve any Equity Investor of its obligations under this letter agreement.

16.

This letter agreement, together with the Merger Agreement and the Limited Guarantee, constitute the entire agreement, and supersede and cancel all prior and contemporaneous agreements, understandings and statements, written or oral, among the undersigned or any of their respective Affiliates or any other Person, with respect to the subject matter hereof.

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APOLLO INVESTMENT FUND IX, L.P.

By:	Apollo Advisors IX, L.P., its general partner

By:	Apollo Capital Management IX, LLC, its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

APOLLO OVERSEAS PARTNERS (DELAWARE 892) IX, L.P.

By:	Apollo Advisors IX, L.P., its general partner

By:	Apollo Capital Management IX, LLC, its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

APOLLO OVERSEAS PARTNERS (DELAWARE) IX, L.P.

By:	Apollo Advisors IX, L.P., its general partner

By:	Apollo Capital Management IX, LLC, its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

Signature Page to Equity Commitment Letter

APOLLO OVERSEAS PARTNERS IX, L.P.

By:	Apollo Advisors IX, L.P., its general partner

By:	Apollo Capital Management IX, LLC, its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

APOLLO OVERSEAS PARTNERS (LUX) IX, SCSP

By:	Apollo Overseas Partners (Lux) IX GP S.A R.L., its general partner

By:	Apollo Investment Management Europe (Luxembourg), S.a r.l. its alternative investment fund manager

By:	Apollo Management IX L.P., its delegate

By:	AIF IX Management, LLC, its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

APOLLO U.S. REAL ESTATE FUND III, L.P.

By:	Apollo U.S. Real Estate Advisors III, L.P. its general partner

By:	Apollo U.S. Real Estate Advisors GP III, LLC, its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

Signature Page to Equity Commitment Letter

APOLLO U.S. REAL ESTATE PARTNERS III (OFFSHORE), L.P.

By:	Apollo U.S. Real Estate Advisors III, L.P.
its general partner

By:	Apollo U.S. Real Estate Advisors GP III, LLC,
its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

APOLLO U.S. REAL ESTATE PARTNERS III (TE), L.P.

By:	Apollo U.S. Real Estate Advisors III, L.P. its general partner

By:	Apollo U.S. Real Estate Advisors GP III, LLC, its general partner

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

Signature Page to Equity Commitment Letter

Accepted and Agreed

NEWPORT HOLDINGS, LLC

By:	Newport Holdings Parent, LLC,
its sole member

By:	Newport Parent Corporation,
its sole member

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

Signature Page to Equity Commitment Letter

Exhibit A

Equity Investor	Maximum Investor Commitment	Pro Rata Percentage
Apollo Investment Fund IX, L.P.	$73,189,330.00	38.5207%
Apollo Overseas Partners (Delaware) IX, L.P.	$15,216,150.00	8.0085%
Apollo Overseas Partners (Delaware 892) IX, L.P.	$43,527,290.00	22.9091%
Apollo Overseas Partners IX, L.P.	$28,472,830.00	14.9857%
APOLLO OVERSEAS PARTNERS (LUX) IX, SCSp	$10,594,400.00	5.5760%
APOLLO U.S. REAL ESTATE FUND III, L.P.	$16,495,420.00	8.6818%
APOLLO U.S. REAL ESTATE PARTNERS III (OFFSHORE), L.P.	$790,210.00	0.4159%
APOLLO U.S. REAL ESTATE PARTNERS III (TE), L.P.	$1,714,370.00	0.9023%

Total	$190,000,000	100%